Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$5,735,608
Unrealized Gain (Loss) on Market Value of Futures	(4,102,195)
Dividend Income	2,603
Interest Income	87
ETF Transaction Fees	3,000
Total Income (Loss)	$1,639,103

Expenses
Investment Advisory Fee	$31,283
Brokerage Commissions	4,163
NYMEX License Fee	1,276
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	371
Other Expenses	10,849
Total Expenses	48,717
Expense Waiver	(3,029)
Net Expenses	$45,688
Net Gain (Loss)	$1,593,415

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/10	$64,931,601
Withdrawals (300,000 Units)	(10,650,597)
Net Gain (Loss)	1,593,415

Net Asset Value End of Period	$55,874,419
Net Asset Value Per Unit (1,600,000 Units)	$34.92

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502